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                                                                    Exhibit 23.1


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 11, 1997, included in Bristol Hotel Company's Form 10-K for the year ended December 31, 1996 and of our report dated February 11, 1997, on Bristol Hotel Asset Company included in Bristol Hotel Company's Form 8-K and 8-K/A and to all references to our Firm included in this Registration Statement.


                                                 /s/ Arthur Anderson LLP


Dallas, Texas
May 16, 1997